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                                                                    EXHIBIT 21.1

                             LIST OF SUBSIDIARIES
                             --------------------
     NAME                                             DOMESTIC JURISDICTION
     ----                                             ---------------------

Grand Wash & Dry Launderette, Inc.                            New York

Super Laundry Equipment Corp.                                 New York

Coinmach Laundromat GP Corp.                                  New York

Coimnach Laundromat LP Corp.                                  New York

Coimnach Laundromat Holding, LP                               New York

Maquilados Automaticos SA de CV                               Mexico

Automatica SA de CV                                           Mexico